PAINEWEBBER/GEODYNE ENERGY
                         INCOME LIMITED PARTNERSHIP I-E
                       AMENDED AND RESTATED AGREEMENT AND
                       CERTIFICATE OF LIMITED PARTNERSHIP

      Amended and Restated Agreement and Certificate of Limited Partnership, dated as of September 10, 1986, among Geodyne Properties, Inc., a Delaware corporation, and PW Energy Inc., a Delaware corporation, as General Partners, Susan Layman as the Initial Limited Partner, and those persons named in Schedule A attached hereto as Additional Limited Partners.

      Whereas, PaineWebber/Geodyne Energy Income Limited Partnership I-E has heretofore been formed as a limited partnership under the Oklahoma Revised Uniform Limited Partnership Act pursuant to an Agreement and Certificate of Limited Partnership dated as of March 3, 1986, and filed for recordation in the office of the Secretary of State of the State of Oklahoma on March 11, 1986; and

      Whereas, the parties hereto desire to amend the Certificate and Agreement of Limited Partnership of the Limited Partnership and to restate said Agreement in its entirety;

      Now, Therefore, in consideration of the mutual promises and agreements made herein, the parties, intending to be legally bound, hereby agree as follows:

                                   ARTICLE ONE
                                  Defined Terms
                                  -------------

      The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article One. The singular shall include the plural and the masculine gender shall include the feminine, the neuter and vice versa, as the context requires. Any terms used in this Agreement which are defined in the Production Partnership Agreement and are not otherwise defined herein shall have the respective meanings set forth in the Production Partnership Agreement.

      "Accountants" shall mean Arthur Young & Company or such other nationally recognized firm of independent certified public accountants as shall be engaged from time to time by the General Partners for the Limited Partnership.

      "Act" shall mean the Oklahoma Revised Uniform Limited Partnership Act, as amended from time to time.

      "Activation" or "Activated" shall mean the date on which (i) with respect to the Limited Partnership, the subscribers for Units shall have been admitted to the Limited Partnership as Limited Partners, and (ii) with respect to the Production Partnership, the Limited Partnership shall have made its capital contribution to the Production Partnership.

      "Additional Limited Partner" shall mean any person admitted to the Limited Partnership pursuant to Section 3.3A of this Agreement.

      "Affiliate"  shall mean,  when used with reference to a specified  Person:
(a) any Person directly or indirectly owning, controlling, or holding with power to vote 10% or more of the outstanding voting securities of the specified Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with, the specified Person; (d) any Person who is an officer, director, partner or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is an officer, director, partner or trustee, or with respect to which the specified Person serves in a similar capacity; and (e) any relative or spouse of the specified Person. A reference to an Affiliate of the General Partners shall include an Affiliate of either or both of the General Partners. Notwithstanding the foregoing, no Person shall be deemed to be an Affiliate solely by reason of its ownership of limited partnership interests in a limited partnership.

      "Affiliated Program" shall mean a drilling or income program (whether in the form of a limited partnership, general partnership, joint venture or otherwise) interests in which were offered to persons or entities not engaged in a trade or business within the oil and gas industry (other than by virtue of its participation in an Affiliated Program) and of which any General Partner or Affiliate serves as general partner or venturer.

      "Agreement" shall mean this Amended and Restated Agreement and Certificate of Limited Partnership as originally executed and as amended from time to time.

      "Capital Account" shall mean, as to any Partner, the sum of the Capital Contribution by such Partner, plus his share of any Profits (including, with respect to Limited Partners, his share of any interest earned on funds held by the escrow agent and paid to the Limited Partnership, as set forth in the Prospectus), reduced by his share of any Losses (including such Partner's deduction for depletion to the extent such deduction does not exceed the amount of cost depletion such Partner would be allowed) and distributions of Limited Partnership cash or assets to such Partner or on behalf of such Partner in payment of any taxes or other expenses allocable to such Partner.

      "Capital Contribution" of a Limited Partner shall mean the cash contribution of a Limited Partner paid with respect to such Limited Partner's subscription and any cash distributions from a Prior Limited Partnership reinvested on behalf of a Limited Partner in the Limited Partnership, net of any refunds made pursuant to Section 3.4 of this Agreement.

      "Code" shall mean the Internal Revenue Code of 1954, as amended (or any corresponding provisions of succeeding law).

      "Commissions" shall mean the cash fees payable to the Dealer Manager and the Selected Dealers upon the Activation of the Limited Partnership.

      "Consent" shall mean the consent of a Person, given as provided in Section 11.1, to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

      "Dealer   Manager"  shall  mean  PaineWebber   Incorporated,   a  Delaware
corporation.

      "Direct Administrative Costs" shall mean the actual and necessary direct costs attributable to services provided to the Limited Partnership by parties other than the General Partner or their Affiliates, whether incurred by the Limited Partnership directly or incurred by any of the General Partners or their Affiliates, including the annual audit fees, legal fees and expenses, the cost of reviewing tax returns and reports, the cost of evaluations prepared by independent petroleum engineers pursuant to Section 9.4C of this Agreement and all other such costs directly incurred by or for the benefit of the Limited Partnership.

      "Distributable Cash" shall mean, with respect to the Limited Partnership's operations at any time, the amount of cash assets on hand at such time less amounts required to be retained out of such cash assets, in the sole judgment of the General Partners, to pay costs, expenses or other obligations whether then accrued or anticipated to accrue in the future.

      "Fiscal Year" shall mean the calendar year.

      "General and Administrative Costs" shall mean all customary and routine legal, accounting, data processing, depreciation, geological, engineering, travel, office rent, telephone, secretarial, employee compensation and benefits, and other items of a general and administrative nature, whether like or unlike the foregoing, and any other incidental reasonable expenses reasonably necessary to the conduct of the Limited Partnership's business, and generated by the General Partners or any Affiliate other than an Affiliated Program computed on a cost basis, determined by the General Partners in accordance with generally accepted accounting principles and reviewed by an independent public accountant or certified public accountant. General and Administrative Costs shall not include any Direct Administrative Costs or costs of the Production Partnership.

      "General Partners" shall mean Geodyne Properties, Inc., a Delaware corporation, and PW Energy Inc., a Delaware corporation, acting in such capacity, and any other Person admitted as an additional or substituted General Partner pursuant to the provisions of Article Six of this Agreement.

      "Geodyne Properties" shall mean Geodyne Properties, Inc., a Delaware corporation.

      "Hydrocarbons" shall mean crude oil, natural gas, condensate, natural gas liquids and other liquid or gaseous hydrocarbons.

      "Incapacity" or "Incapacitated" shall mean the adjudication of bankruptcy (except that, in the case of a General Partner, the term "bankruptcy" shall mean only being subject to Chapter 7 of the Federal Bankruptcy Reform Act of 1978), of interdiction, of incompetence, or of insanity, or the death, dissolution or termination (other than by merger or consolidation under which the surviving entity agrees to assume all of the obligations and responsibilities of the merged or consolidated Person set forth in this Agreement), as the case may be, of any Person.

      "Income" shall mean the gross income of the Limited Partnership or the Production Partnership (as the context may require) as determined for Federal income tax purposes, including all capital or Code Section 1231 gains (but not losses).

      "Initial Limited Partner" shall mean Susan Layman.

      "Interest" shall mean the entire ownership interest (which may, either for a Partner's Capital Account or a Partner's Profits interest, be expressed as a percentage) of a Partner in the Limited Partnership at any particular time, including the rights and obligations of such Partner under this Agreement and the Act.

      "Limited Partners" shall mean the limited partners of the Limited Partnership or any substituted limited partner including the General Partners to the extent they purchase Units.

      "Limited Partnership" shall mean the limited partnership continued hereby.

      "Limited Partnership Account" shall mean the bank account or accounts established by the General Partners pursuant to Section 9.3 of this Agreement.

      "Limited Partnership Property" shall mean all interest, property and right of any type owned by the Limited Partnership.

      "Managing Partners" shall mean Geodyne Production Company, a Delaware corporation, and PW Production, Inc., a Delaware corporation, acting in such capacity, and any successor acting in such capacity.

      "Notification" shall mean a writing, containing the information required by this Agreement to be communicated to any Person, hand delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to such Person at the last known address of such Person, the date of the certified receipt (or such other evidence of receipt) therefor being deemed the date of the giving of Notification; provided, however, that any written communication containing the information sent or delivered to the Person and actually received by the Person shall constitute Notification for all purposes of this Agreement.

      "Organization and Offering Costs" shall mean all costs and expenses incurred by the General Partners and their Affiliates in connection with the organization of the Limited Partnership, including, without limitation, the legal, printing, accounting and other costs incurred in connection with the registration for offer and sale of the Units under applicable federal and state securities laws (other than any organization and offering costs as defined in the Production Partnership Agreement). Organization and Offering Costs shall not include the Commissions paid to the Dealer Manager or reallowed to the Selected Dealers.

      "Partner" shall mean any General Partner or any Limited Partner.

      "Person" shall mean any individual, partnership, corporation, trust or other entity.

      "Prior Limited Partnership" shall mean any limited partnership activated prior to the Activation of the Limited Partnership of which units of limited partnership interest were offered and sold pursuant to the Prospectus.

      "Production Partnership" shall mean the general partnership of which the Limited Partnership is a general partner.

      "Production Partnership Agreement" shall mean the agreement of general partnership under which the Production Partnership was formed, as amended from time to time.

      "Production Partnership Well" shall mean any well in which the Production Partnership has an interest.

      "Producing Property" shall mean any property (or interest in such property) with a well or wells capable of producing Hydrocarbons in commercial quantities or properties unitized with such properties or properties adjacent to such properties which are acquired as an incidental part of the acquisition of such properties. The term also includes well machinery and equipment, gathering systems, storage facilities or processing installations or other equipment and property associated with the production of Hydrocarbons. Interests in properties may include Working Interests, production payments, Royalties and other nonworking and nonoperating interests.

      "Profits" and "Losses" shall mean the income or losses of the Limited Partnership for Federal income tax purposes determined as of the close of the Limited Partnership's Fiscal Year, as well as, when the context requires, any tax-exempt income and nondeductible expenses.

      "Prospectus" shall mean the prospectus pursuant to which the Units were offered, and all supplements or amendments thereto, if any.

      "Proved Reserves" shall mean those quantities of Hydrocarbons, which, upon analysis of geologic and engineering data, appear with reasonable certainty to be recoverable in the future from known Hydrocarbon reservoirs under existing economic and operating conditions. Proved reserves are limited to those quantities of Hydrocarbons which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Depending upon their status of development, such proved reserves shall be subdivided into the following classifications and have the following definitions:

              (a) "Proved Developed Reserves" shall mean proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. This classification shall include:

                    (1) "Proved Developed  Producing  Reserves" which are proved developed reserves which are expected to be produced from existing wells; and

                    (2) "Proved Developed Non-Producing Reserves" which are proved developed reserves which exist behind the casing of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making Hydrocarbons available for production should be relatively small compared to the cost of a new well.

              Additional Hydrocarbons expected to be obtained through the application of improved recovery techniques are included as "Proved Developed Reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production responses that increased recovery will be achieved.

              (b) "Proved Undeveloped Reserves" shall mean all reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Such reserves on undrilled acreage are limited to those drilling units offsetting productive units which are reasonably certain of production when drilled. Proved reserves for other undrilled units are claimed only where it can be demonstrated with reasonable certainty, based on accepted geological, geophysical and engineering studies and data, that there is continuity of production from an existing productive formation. No estimates for Proved Undeveloped Reserves are attributable to any acreage for which improved recovery is contemplated, unless the techniques to be employed have been proved effective by actual tests in the same area and reservoir.

      "PW Energy" shall mean PW Energy Inc., a Delaware corporation.

      "Remove", "Removed" or "Removal" shall mean, with reference to the removal of a General Partner, the termination of the management powers, duties and responsibilities of such General Partner pursuant to Section 6.2 of this Agreement and the removal of such General Partner as a Partner.

      "Right of Presentment" shall mean the acquisition by a purchaser of a Limited Partner's Interest pursuant to Section 7.5 of this Agreement.

      "Royalty" shall mean an interest, including an overriding royalty and a net profits interest, in gross production or the proceeds therefrom which does not require the owner thereof to bear any of the cost of production, development, operation or maintenance.

      "Sale" shall mean any event or transaction that is, for Federal income tax purposes, considered a sale, exchange or abandonment by the Limited Partnership of any Limited Partnership Property.

      "Selected Dealer" shall mean a member in good standing of the National Association of Securities Dealers, Inc. which has been selected by the Dealer Manager to offer and sell the Units.

      "State" shall mean the State of Oklahoma.

      "Subscription Agreement and Power of Attorney" shall mean the Subscription Agreement and Power of Attorney in the form attached to the Prospectus.

       "Subsequent Limited Partnership" shall mean any limited partnership activated after the Activation of the Limited Partnership of which units of limited partnership interest are offered and sold pursuant to the Prospectus.

      "Substituted Partner" shall mean any Person admitted to the Limited Partnership as a Partner pursuant to Section 7.3 and 10.2 of this Agreement.

      "Unit" shall mean a $1,000 investment in the Limited Partnership by a Limited Partner pursuant to the terms of a Subscription Agreement and Power of Attorney; provided, however, that fractional Units may be acquired to the extent provided under Section 5.lB in whole increments of $100.

      "Working Interest" shall mean the interest (whether held directly or indirectly) in a lease (as defined in the Production Partnership Agreement) which is subject to some portion of the expense of production, development, operation or maintenance.

                                   ARTICLE TWO
             Continuation; Name, Place of Business and Office; Term
             ------------------------------------------------------

      Section 2.1.  Continuation
      --------------------------

      The parties hereto hereby continue the limited partnership heretofore formed pursuant to the provisions of the Oklahoma Revised Uniform Limited Partnership Act, and the rights and liabilities of the Partners shall be as provided in the Act, except as otherwise expressly provided in this Agreement.

      Section 2.2.  Name, Place of Business and Office, Agent
      -------------------------------------------------------

      The Limited Partnership shall be conducted under the name PaineWebber/Geodyne Energy Income Limited Partnership I-E. The business of the Limited Partnership may, however, be conducted under any other name deemed necessary or desirable by the General Partners in order to comply with applicable laws. The office and principal place of business of the Limited Partnership shall be c/o Geodyne Properties, Inc., 320 South Boston Avenue, The Mezzanine, Tulsa, Oklahoma 74103-3708. The agent for service of process on the Limited Partnership shall be Geodyne Properties, Inc., 320 South Boston Avenue, The Mezzanine, Tulsa, Oklahoma 74103-3708. The General Partners may change the principal place of business and the location of such office and may establish such additional offices as they deem advisable from time to time; provided, however, that in the event the principal place of business of the Limited Partnership shall be changed, the General Partners shall provide Notification thereof to the Limited Partners.

      Section 2.3.  Purpose
      ---------------------

      The business and purpose of the Limited Partnership shall be to become a general partner in the Production Partnership. Such business and purpose shall include the doing of any and all things incident thereto or connected therewith, including the carrying on of the business of the Production Partnership in the event of its termination if it is determined by the General Partners to be in the best interests of the Limited Partners.

The Limited Partnership shall not engage in any other business or activity.

      Section 2.4.  Term
      ------------------

      The Limited Partnership shall continue in force and effect until December 31, 1999, provided that the General Partners shall extend the term of the Limited Partnership for up to five periods of two years each in the event that the Production Partnership's term has been so extended, or until dissolution prior thereto pursuant to the provisions hereof.


                                  ARTICLE THREE
                              Partners and Capital
                              --------------------

      Section 3.1.  General Partners
      ------------------------------

      A. The names, addresses and Capital Contributions of the General Partners are set forth in Schedule A attached hereto and are incorporated herein.

      B. Each General Partner represents to each Additional Limited Partner, severally, that: (i) neither it nor any of its Affiliates is a "party in interest," as defined in Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person," as defined in Section 4975(e) (2) of the Code, with respect to any Additional Limited Partner, the assets of which are being used, in whole or in part, to acquire an Interest in the Limited Partnership; and (ii) neither the acquisition by such Limited Partners of their Interests nor any transactions contemplated by the Prospectus involving the use of amounts constituting such Limited Partners' Capital Contributions will constitute or result in a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code. In making such representations, the General Partners have each received and relied upon information from Additional Limited Partners pursuant to subscription agreements, in the form attached as Exhibit C to the Prospectus, executed by such Limited Partners.

      Section 3.2.  Initial Limited Partner
      -------------------------------------

      Upon admission of the Additional Limited Partners to the Limited Partnership pursuant to Section 3.3A of this Agreement, the Initial Limited Partner shall withdraw from the Limited Partnership and shall be entitled to receive an amount of money equal to her Capital Contribution.

      Section 3.3.  Additional Limited Partners
      -----------------------------------------

      A. The General Partners are authorized to admit Additional Limited Partners to the Limited Partnership if, after the admission of such Additional Limited Partners, the Capital Contributions of all Additional Limited Partners would be not less than $5,000,000 and not more than $90,000,00 less the aggregate subscription amount of units of limited partnership interest subscribed to any Prior Limited Partnership. The Capital Contributions of the Additional Limited Partners shall be made in cash.

      The manner of the offering of the Units, the terms and conditions under which subscriptions for such Units will be accepted (including the minimum subscription amounts applicable to various categories of subscribers), the manner of and conditions to the sale of Units to subscribers therefor, the terms of the reinvestment in the Limited Partnership of cash distributions from a Prior Limited Partnership and the admission of subscribers for Units and Persons who reinvest in the Limited Partnership cash distributions from a Prior Limited Partnership as Additional Limited Partners will be as provided in the Prospectus and subject to any provisions thereof.

      B. The names, addresses and Capital Contributions of the Additional Limited Partners are set forth in Schedule A hereto, as amended from time to time.

      C. No Limited Partner shall be required to make any additional capital contribution to the Limited Partnership.

      Section 3.4.  Certain Returns of Capital
      ----------------------------------------

      Any portion of the capital contribution of the Limited Partnership to the Production Partnership which is distributed to the Limited Partnership pursuant to Section 3.4 of the Production Partnership Agreement shall be distributed promptly to the Limited Partners in proportion to their Capital Contributions as a return of part of their Capital Contributions. In addition, the General Partners shall contribute cash to the Limited Partnership (with respect to which their Capital Accounts will be credited) in an amount equal to the amounts paid to the General Partners or their Affiliates from the Limited Partners' Capital Contributions in respect of Commissions and Organization and Offering Costs attributable (on a proportionate basis) to the amount of the unexpended Capital Contributions so refunded, which cash shall be refunded pro rata to the Limited Partners (except that cash representing refunded Commissions shall be distributed to Limited Partners in proportion to the manner in which Commissions attributable to their subscriptions were payable) together with the unexpended Capital Contributions. Geodyne Properties and PW Energy shall be responsible for 40% and 60%, respectively, of the obligation of the General Partners to contribute cash to the Limited Partnership in connection with a return of the Limited Partners' Capital Contributions pursuant to this Section 3.4.



      Section 3.5.  Limited Partnership Capital
      -----------------------------------------

      A. No Partner shall be paid interest on any Capital Contribution to the Limited Partnership or on such Partner's Capital Account, notwithstanding any disproportion therein as between Partners.

      B. Except as provided in Sections 3.2, 3.4, 6.2 and 8.2 of this Agreement, no Partner shall have the right to withdraw or receive any return of the Capital Contribution. Under circumstances involving a return of any Capital Contribution, no Limited Partner shall have priority over any other Limited Partner nor shall any Partner have the right to receive any property other than cash, except as may otherwise be provided in Sections 6.2 and 8.2A of this Agreement.

      Section 3.6.  Application of Capital Contributions
      --------------------------------------------------

      A. The General Partners shall deposit in the Limited Partnership Account the Capital Contributions of the Additional Limited Partners and shall apply such Capital Contributions to (i) pay to the General Partners an amount equal to 3% of the Limited Partners' Capital Contributions in consideration of the General Partners' payment of Organization and Offering Costs, (ii) pay Commissions, (iii) establish a reasonable reserve for working capital, and (iv) contribute the balance of the Partners' Capital Contributions to the Production Partnership in exchange for the Limited Partnership's interest therein.

      B. PW Energy and Geodyne Properties shall be responsible for the payment of 60% and 40%, respectively, of Organization and Offering Costs. The General Partners shall allocate between themselves the payment received in Section 3.6A(i) (hereinafter referred to in this Section 3.6B as the "Fee") as follows:
(i) to the extent of the amount of actual Organization and Offering Costs incurred by the General Partners plus Unreimbursed Prior Organization and Offering Costs (as defined below), the Fee shall be paid 60% to PW Energy and 40% to Geodyne Properties; (ii) to the extent the Fee is in excess of the actual Organization and Offering Costs plus Unreimbursed Prior Organization and Offering Costs (as defined below) but such excess amount does not exceed 2% of the Limited Partners' Capital Contributions, 75% shall be paid to PW Energy and 25% shall be paid to Geodyne Properties; and (ii) any excess of the Fee over the amounts of such Fee paid to the General Partners pursuant to (i) and (ii) of this Section 3.6B shall be paid 50% each to PW Energy and Geodyne Properties. "Unreimbursed Prior Organization and Offering Costs" shall mean the actual organization and offering costs of any Prior Limited Partnerships and any Prior Production Partnerships (as defined in the Production Partnership Agreement) for which the General Partners and Managing Partners are not reimbursed by the payment to them of the fee referred to in Section 3.6A(i) of the limited partnership agreements of the respective Prior Limited Partnerships and by the payment to them of the management fee of the Prior Production Partnerships.

      C. The Limited Partnership shall not incur any borrowings; provided, however, that borrowings may be incurred on its behalf by the Production Partnership to pay costs of the Production Partnership allocable to the Limited Partnership.

      Section 3.7.  Liability of Partners
      -----------------------------------

      A. No Limited Partner shall be liable for the debts, liabilities, contracts or other obligations of the Limited Partnership (except to the extent of (i) the Limited Partner's Capital Contribution, (ii) money or property wrongfully paid or conveyed to the Limited Partner on account of the Limited Partner's Capital Contribution, and (iii) amounts, together with interest thereon, properly distributed to the Limited Partner which represent a return of capital and which are necessary to discharge the Limited Partnership's liability to creditors which arose prior to such distribution) or for the debts and liabilities of any other Partner.

      B. Geodyne Properties, PW Energy and any General Partner subsequently admitted to the Limited Partnership each agrees that it shall remain generally liable for any obligation or recourse liability of the Limited Partnership incurred during the period in which it is a General Partner. However, all present and future General Partners hereby agree among themselves to contribute to each other the amount of funds necessary to effectuate a sharing of Limited Partnership obligations and recourse liabilities in proportion to each General Partner's share of such obligations and liabilities.

      Section 3.8.  General Partner as Limited Partner
      ------------------------------------------------

      A. General Partner shall also be a Limited Partner to the extent that it purchases or becomes a transferee of all or any part of the Interest of a Limited Partner, provided that a General Partner shall not thereby (i) acquire any power to vote, as a Limited Partner, with respect to any action requiring the Consent of any specified percentage of Limited Partners, and (ii) be deemed to have limited its liability for any obligation or recourse liability of the Limited Partnership as set forth under Section 3.7B.

                                  ARTICLE FOUR
                                   Management
                                   ----------

      Section 4.1.  Management and Control of the Limited Partnership
      ---------------------------------------------------------------

      A. The General Partners, within the authority granted to them under and in accordance with the provisions of this Agreement, shall have the full and exclusive right to manage and control the business and affairs of the Limited Partnership and to make all decisions regarding the business of the Limited Partnership and shall have all of the rights, powers and obligations of general partners of a limited partnership under the laws of the State.

      B. No Limited Partner, as such, shall participate in the management of or have any control over the Limited Partnership's business nor shall any Limited Partner, as such, have the power to represent, act for, sign for or bind the General Partners or the Limited Partnership. The Limited Partners hereby consent to the exercise by the General Partners of the powers conferred on them by this Agreement.

      C. The General Partners' management authority with respect to significant Limited Partnership actions shall be exercised jointly by both General Partners, including without limitation such actions as the determination of the amount of Distributable Cash to distribute to the Partners. The General Partners' management authority respecting all other actions which are in the ordinary course of the Limited Partnership's operations (and any "significant" Limited Partnership action delegated to a General Partner under Section 4.lC(iii)) may be exercised by either General Partner without the concurrence of the other General Partner, provided that the General Partner exercising such management authority shall, upon inquiry by the other General Partner, notify the inquiring General Partner of the nature of such actions undertaken without the concurrence of the inquiring General Partner. The General Partners shall have the authority to (i) determine that the "significant" action specified herein shall no longer be a "significant" action for purposes of this Section 4.lC and to amend this Agreement pursuant to Section l0.lA of this Agreement to reflect such determination, (ii) to determine which other Limited Partnership actions, other than that specified herein, are "significant" actions for purposes of this
Section 4.1C, and (iii) delegate their management authority to a single General Partner with respect to "significant" Limited Partnership actions at such times and under such conditions as they may mutually agree upon.

      Section 4.2.  Powers of the General Partners
      --------------------------------------------

      A. In addition to any other rights and powers which the General Partners may possess under this Agreement and the Act, the General Partners shall have the power, except and subject to the extent otherwise provided or limited in this Agreement:

            (i) to contribute the balance (after payment and retention of the amounts set forth in Section 3.6) of the Capital Contributions of the Limited Partners to the Production Partnership as required by the Limited Partnership's interest therein, and to execute the Production Partnership Agreement (including any amendment and restatement thereof) on behalf of the Limited Partnership;

            (ii) if the Production Partnership is dissolved, to enter into all transactions contemplated by the Production Partnership Agreement, subject to the limitations and provisions contained therein, notwithstanding anything to the contrary contained herein;

            (iii) to maintain the books and records of the Limited Partnership in accordance with the provisions of Section 9.1; and

            (iv) subject to Sections 4.5E, 4.5F and 4.5G, to consent to certain actions on behalf of the Limited Partnership pursuant to the Production Partnership Agreement.

      B. Reliance by Third Parties on General Partners' Authority. No person, firm or corporation dealing with the Limited Partnership shall be required to inquire into the authority of any General Partner to take or refrain from taking any action or make or refrain from making any decision, but any person so inquiring shall be entitled to rely upon a certificate of a General Partner as to its due authorization.

      Section 4.3.  Prohibited Transactions
      -------------------------------------

      A. Notwithstanding any other provision of this Agreement to the contrary, the following transactions are expressly prohibited:

            (i) the Limited Partnership shall not make any loans to a General Partner or any Affiliate;

            (ii) except as expressly contemplated hereby, no agent, attorney, accountant or other independent consultant or contractor who is also employed on a full-time basis by any General Partner or any Affiliate shall be compensated by the Limited Partnership for his services;

            (iii) there shall be no commingling of Limited Partnership funds with funds of any other entity; and

            (iv) the Limited Partnership shall not make any advance payment to the General Partners or their Affiliates, except where necessary to secure tax benefits of prepaid drilling costs.

      Section 4.4.  Other Agreements of the General Partners
      ------------------------------------------------------

      A. Anything in this Agreement to the contrary notwithstanding, it is agreed that:

            (i) the General Partners and their Affiliates shall not take any action with respect to the assets or property of the Limited Partnership which does not benefit primarily the Limited Partnership, including the utilization of Limited Partnership funds as compensating balances for the benefit of any General Partner or Affiliate;

            (ii) neither the General Partners nor any Affiliate shall render to the Limited Partnership any services nor sell or lease to the Limited Partnership any equipment or supplies unless:

                  (a) such General Partner or Affiliate is engaged, independently of the Limited Partnership and as an ordinary and ongoing business, in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other Persons in the oil and gas industry in addition to programs in which such General Partner or Affiliate has an interest;

                  (b) the compensation,  price or rental therefor is competitive with the compensation, price or rental of other Persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the Limited Partnership; and

                  (c) provided that, if such General Partner or Affiliate is not engaged in a business within the meaning of subdivision (a), then such compensation, price or rental shall be the cost of such services, equipment or supplies to such General Partner or Affiliate or the competitive rate which could be obtained in the area, whichever is less.

      Section 4.5.  Restrictions on the Authority of the General Partners
      -------------------------------------------------------------------

            A. The General Partners shall not have the authority to:

            (i) do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Limited Partnership;

            (ii) confess a judgment against the Limited Partnership;

            (iii) possess Limited Partnership Property or assign, pledge or hypothecate rights in specific Limited Partnership Property for other than a Limited Partnership purpose;

            (iv) admit a Person as a General Partner or a Limited Partner except as otherwise provided herein; or

            (v) perform any act which would result in loss of any Limited Partner's status as a limited partner under the laws of the State or of limited liability under the laws of any other jurisdiction in which the Limited Partnership is doing business, including use of any Limited Partner's name in conducting the business of the Limited Partnership.

      B. The General Partners shall not lease, sell, abandon or otherwise dispose of any assets of the Limited Partnership to the General Partners or to any of their Affiliates; provided, however, that if the Limited Partnership should own any inventory or other materials, such inventory or materials may be transferred to the General Partners or any of their Affiliates at the applicable rates set forth in the standard form of accounting procedure then recommended by the Council of Petroleum Accountants Societies of North America.

      C. The General Partners shall not perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction.

      D. Without the consent of more than 50% in Interest of the Limited Partners, the General Partners shall not have the authority to:

            (i) lease, sell, or otherwise dispose of at any one time all or substantially all of the assets of the Limited Partnership other than in the ordinary course of business;

            (ii) elect to dissolve and wind up the Limited Partnership; or

            (iii) except as set forth in Article 10, adopt any amendment to this Agreement.

      E. The General Partners shall not cause the Limited Partnership to consent to, or join in, any amendment, or modification of, or supplement to, or waiver of the terms of, the Production Partnership Agreement unless: (i) in the judgment of the General Partners such amendment, modification, supplement or waiver would not materially adversely affect the Limited Partnership's rights under the then existing Production Partnership Agreement or such amendment, modification, supplement, or waiver is in the best interests of the Limited Partners; or (ii) if the conditions of Section 11.3 are satisfied, the consent of more than 50% in Interest of the Limited Partners is obtained. If the conditions of Section 11.3 are satisfied, the General Partners shall propose any amendment to the Production Partnership Agreement on behalf of the Limited Partnership which is proposed by at least 10% in Interest (as to capital and Profits and Losses) of the Limited Partners.

      F. Unless the conditions of Section 11.3 are satisfied and the consent of more than 50% in Interest of the Limited Partners is obtained, the General
Partners shall not have the authority to consent on behalf of the Limited Partnership to the:

            (i) lease, sale or other disposition at any one time of all or substantially all of the assets of the Production Partnership; or

            (ii) dissolution and winding up of the Production Partnership.

      G. Unless the conditions of Section 11.3 are satisfied and the consent of more than 50% in Interest of the Limited Partners is obtained, the General Partners shall not have the authority to cause the Limited Partnership to (i) remove a Managing Partner, or (ii) appoint a successor Managing Partner pursuant to Section 6.2 of the Production Partnership Agreement.

      H. No creditor who makes a nonrecourse loan to the Limited Partnership may have or acquire, at any time as a result of making the loan, any direct or indirect interest in the profits, capital or property of the Limited Partnership other than as a secured creditor.

      Section 4.6.  Duties and Obligations of the General Partners
      ------------------------------------------------------------


      The General Partners shall:

            (i) use their best efforts to take all actions that may be necessary or appropriate for the continuation of the Limited Partnership's valid existence as a limited partnership or partnership in commendam under the laws of the State and the laws of any other jurisdiction in which the Limited Partnership is doing business, and for the acquisition and holding, in accordance with the provisions of this Agreement and applicable laws and regulations, of the interest of the Limited Partnership in the Production Partnership;

            (ii) devote to the Limited Partnership the time that they shall deem to be necessary to conduct the Limited Partnership's business and affairs in the best interests of the Limited Partnership;

            (iii) be under a fiduciary duty and obligation to conduct the affairs of the Limited Partnership in the best interests of the Limited Partnership, including the safekeeping and use of all Limited Partnership funds and assets (whether or not in the immediate possession or control of the General Partners) and the use thereof for the benefit of the Limited Partnership;

            (iv) at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Limited Partnership and in resolving conflicts of interest;

            (v) use their best efforts at all times to maintain their aggregate net worth at a level that is sufficient to meet all present and future requirements set by statute, Treasury Regulations, the Internal Revenue Service or the courts to ensure that the Limited Partnership will not fail to be classified for Federal income tax purposes as a partnership, rather than as an association taxable as a corporation, on account of the net worth of the General Partners;

            (vi) prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Limited Partnership;

            (vii) cause the Limited Partnership to pay any taxes payable by the Limited Partnership;

            (viii) use their best efforts to cause the Limited Partnership (or a new limited partnership having the same provisions as the Limited Partnership) to be formed, reformed, qualified to do business, or registered under any applicable assumed or fictitious name statute or similar law in any state in which the Limited Partnership then owns property or transacts business, if such formation, reformation, qualification or registration is necessary or advisable in its counsel's opinion to protect the limited liability of the Limited Partners or to permit the Limited Partnership lawfully to own property or transact business;

            (ix) from time to time, prepare and file all amendments to this Agreement and other similar documents that are required by law to be filed and recorded for any reason, in the office or offices that are required under the laws of the State or any other state in which the Limited Partnership is then formed or qualified;

            (x) do all other acts and things (including making publications or periodic filings of this Agreement or amendments hereto or other similar documents without the necessity of mailing or delivering copies of them to each Limited Partner) that may now or hereafter be deemed by the General Partners to be necessary,

                  (a) for the perfection and continued maintenance of the Limited Partnership as a limited partnership under the laws of the State,

                  (b) to protect the limited  liability of the Limited  Partners under the laws of the State and other jurisdictions in which the Limited Partnership is doing business, and

                  (c) subject to Section 7.3G of this  Agreement,  to cause this
            Agreement, certificates or other documents to reflect accurately the agreement of the Partners, the identity of the Limited Partners and the General Partners and the amounts of their respective Capital Contributions;

            (xi) monitor the activities of the Production Partnership and keep the Limited Partners informed of them in the manner provided in this Agreement;

            (xii) from time to time submit to any appropriate state securities administrator all documents, papers, statistics and reports required to be filed with or submitted to such state securities administrator; and

            (xiii) inform each Limited Partner of all administrative and judicial proceedings for an adjustment at the Limited Partnership or Production Partnership level for partnership tax items and forward to each Limited Partner within 30 days of receipt all notices received from the Internal Revenue Service regarding the commencement of a partnership level audit or a final partnership administrative adjustment, and to perform all other duties imposed by Sections 6221 through 6232 of the Code on Geodyne Properties as "tax matters partner" of the Limited Partnership, including (but not limited to) the following: (a) the power to conduct all audits and other administrative proceedings (including windfall profit tax audits) with respect to Limited Partnership tax items; (b) the power to extend the statute of limitations for all Partners with respect to Limited Partnership tax items; and (c) the power to file a petition with an appropriate federal court for review of a final partnership administrative adjustment. Geodyne Properties, as "tax matters partner," shall consult with PW Energy with respect to the performance of all its duties in such capacity.

      Section 4.7.  Compensation of the General Partners
      --------------------------------------------------

      A. Except as provided in Articles Four and Five, the General Partners shall not, either in their capacity as General Partners or in their individual capacity, receive any salary, fees or profits from the Limited Partnership.

      B. In consideration of their payment of Organization and Offering Costs, the General Partners shall be paid by the Limited Partnership an amount equal to 3% of the Limited Partners' Capital Contributions which the General Partners shall allocate between them as provided in Section 3.6. The General Partners shall be reimbursed by the Limited Partnership for General and Administrative Costs and Direct Administrative Costs incurred by them on behalf of the Limited Partnership, and such costs shall be allocated among the Partners as set forth in Section 5.2 of this Agreement. The General Partners shall be paid any excess of interest income over the costs incurred in connection with the maintenance of the reinvestment account referred to in Section 5.1(B)(i).

      Section 4.8.  Contracts with the General Partners and Affiliates
      ----------------------------------------------------------------

      All services provided to the Limited Partnership by a General Partner or any Affiliate for which it is compensated shall be embodied in a written contract precisely setting forth the services to be rendered and the compensation to be paid. Each contract relating to a transaction between the Limited Partnership and any General Partner or any Affiliate shall contain a provision which shall permit termination of the contract by the Limited Partnership without penalty on 30 days' prior written notice.

      Section 4.9.  Other Operations
      ------------------------------

      The General Partners and their Affiliates shall at all times be free to engage in all aspects of the oil, gas and natural resources business for their own accounts and for the accounts of others. Without limiting the generality of the foregoing, the General Partners and their Affiliates shall have the right to organize and operate other partnerships, joint ventures or other oil and gas investment programs similar to the Limited Partnership or the Production Partnership.

      Section 4.10.  Prosecution, Defense and Settlement of Claims;
                     Indemnification
      ------------------------------------------------------------

      A. The General Partners shall arrange to prosecute, defend, settle or compromise actions at law or in equity at the expense of the Limited Partnership as may be necessary to enforce or protect the interests of the Limited Partnership. The General Partners shall satisfy any judgment, decree, decision or settlement, first, out of any insurance proceeds available therefor, next, out of the Limited Partnership assets and income, and, finally, out of the assets of the General Partners.

      B. In any threatened, pending or completed action, suit or proceeding to which the General Partners are a party or are threatened to be made a party by reason of the fact that they are the General Partners of the Limited Partnership (other than an action by or in the right of the Limited Partnership) involving an alleged cause of action for damages arising from the performance of their duties under this Agreement or other activities relative to the management of the Limited Partnership, the Limited Partnership shall indemnify the General Partners against expenses, including attorneys' fees, judgments and amounts paid in settlement, actually and reasonably incurred by them in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in the best interests of the Limited Partnership, and provided that their conduct does not constitute negligence or misconduct. The termination of any action, suit or proceeding by judgment, order or settlement shall not of itself create a presumption that the General Partners did not act in good faith and in a manner which they reasonably believed to be in the best interests of the Limited Partnership.

      C. In any threatened, pending or completed action or suit by or in the right of the Limited Partnership, to which the General Partners are a party or are threatened to be made a party, involving an alleged cause of action by a Limited Partner or Limited Partners for damages arising from the activities of the General Partners in the performance of management of the internal affairs of the Limited Partnership as prescribed in this Agreement or by law, or both, the Limited Partnership shall indemnify the General Partners against expenses, including attorneys' fees, actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if they acted in good faith and in a manner they reasonably believed to be in the best interests of the Limited Partnership as specified in this subsection, except that no indemnification shall be made in respect of any claim, issue or matter as to which the General Partners' course of conduct constituted negligence or misconduct.

      D. To the extent that the General Partners have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 4.1OB or 4.1OC of this Agreement, or in defense of any claim, issue or matter therein, the Limited Partnership shall indemnify them against the expenses, including attorneys' fees, actually and reasonably incurred by them in connection therewith.

      E. Any indemnification under Section 4.1OB and 4.1OC of this Agreement, unless ordered by a court, shall be made by the Limited Partnership only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the General Partners is proper in the circumstances because they have met the applicable standard of conduct set forth in Sections 4.1OB or 4.1OC of this Agreement.

      F. The Limited Partnership shall not incur the costs of that portion of insurance which insures the General Partners for any liability as to which the General Partners are prohibited from being indemnified under Section 4.10.

      Section 4.11.  Dealer Manager
      -----------------------------

      The Dealer Manager shall have no duties, responsibilities or obligations to the Limited Partnership, the General Partners or any Limited Partner as a consequence of its right to receive Commissions, except to the extent provided under the Securities Act of 1933, as amended. The Dealer Manager has not assumed, and will not assume, any responsibility with respect to the Limited Partnership nor will it be permitted by the General Partners to assume any duties, responsibilities or obligations regarding the management, operations or any of the business affairs of the Limited Partnership subsequent to the date on which the Limited Partnership is Activated.

                                  ARTICLE FIVE
                       Distributions, Fees and Allocations
                       -----------------------------------


      Section 5.1.  Distributions of Limited Partnership Funds
      --------------------------------------------------------

      A. The Distributable Cash of the Limited Partnership shall be distributed simultaneously to the Limited Partners (either directly to such Limited Partners or as they shall direct by their notice to the General Partners pursuant to the reinvestment option set forth in Section 5.lB of this Agreement) and the General Partners promptly upon receipt of cash distributions from the Production Partnership. Each Partner's share of each such distribution shall be determined after giving effect to the allocations set forth in Sections 5.2 and 5.3 of this Agreement, except that (i) any Distributable Cash attributable to the receipt by the Production Partnership of investment income (as defined in the Production Partnership Agreement) shall be distributed 100% to the Limited Partners and,
(ii) any  Distributable  Cash  which is  attributable  to a return  pursuant  to
Section 3.4 shall be distributed entirely to those Limited Partners (other than corporate affiliates of Geodyne Resources, Inc. or the Dealer Manager or any purchasers of Units therefrom with respect to the distribution of cash contributed by the Managing Partners to the Production Partnership pursuant to
Section 3.4 of the Production Partnership Agreement or to the Limited Partnership by the General Partners pursuant to Section

3.4)  who  are,  at  the  time  of  the  distribution,   Limited  Partners.  All
distributions of Distributable Cash shall reduce dollar-for-dollar the balances of the Partners' Capital Accounts.

      B.

            (i) Except in North Carolina and Texas, prior to the first cash distribution by the Limited Partnership, each Limited Partner will be given an opportunity to elect to have all or a portion of such Limited Partner's cash distributions (1) paid directly to the Limited Partner in cash, or (2) held in a reinvestment account established for Limited Partners of the Limited Partnership, any Prior Limited Partnerships and any Subsequent Limited Partnership, any Prior Limited Partnerships and any Subsequent Limited Partnerships pending the reinvestment of such cash distributions in a minimum amount of $100 (with reinvestment in excess of such minimum being permitted in whole increments of $100) in any Subsequent Limited Partnership. After receipt of the Prospectus with respect to any Subsequent Limited Partnership, each Limited Partner may revoke such Limited Partner's prior election to have such Limited Partner's cash distributions held in the reinvestment account invested in the Subsequent Limited Partnership. Such revocation shall be made by the Limited Partner's delivery to the Limited Partnership of a written notice of revocation. On or before 30 days prior to the reinvestment of a Limited Partner's cash distributions in a Subsequent Limited Partnership, the General Partners shall provide each Limited Partner who has previously elected to have cash distributions from the Limited Partnership reinvested in a Subsequent Limited Partnership, and who has $100 or more held in the reinvestment account on such Limited Partner's behalf, a form for the Limited Partner to provide the Limited Partnership such written notice of revocation. The cash distributions of a Limited Partner held in the reinvestment account shall at all times be the property of the Limited Partner, and the Limited Partner may withdraw such cash distributions held in the reinvestment account on such Limited Partner's behalf upon thirty days' prior written notice to the Limited Partnership. No interest shall be payable to Limited Partners on the amount of their cash distributions held in such reinvestment account; provided, however, that the General Partners shall hold the Limited Partners harmless against any losses sustained therein and the General Partners shall deposit into the reinvestment account an amount equal to any loss suffered by a Limited Partner prior to the earlier of the time the Limited Partner withdraws the Limited Partner's share or an investment in a

      Subsequent Limited Partnership is made on behalf of the Limited Partner. Prior to investment in a Subsequent Limited Partnership or distribution of such funds, monies held in the reinvestment account may be invested in investments permitted under Section 9.3 of this Agreement. Any costs and interest income attributable to the maintenance of the reinvestment account shall be charged or paid, as the case may be, 50% to PW Energy and 50% to Geodyne Properties.

            (ii) Cash distributions held in the reinvestment account on behalf of a Limited Partner will be delivered to such Limited Partner, and no investment in a Subsequent Limited Partnership will be made on such Limited Partner's behalf, upon (1) a decision by the General Partners not to offer, or continue the offering of, a Subsequent Limited Partnership or (2) a decision by such Limited Partner not to invest in a Subsequent Limited Partnership. Subject to the Limited Partnership's receipt of a Limited Partner's written notice of revocation or withdrawal referred to in Section 5.1B(i), amounts held in the reinvestment account on behalf of a Limited Partner which are not reinvested in a Subsequent Limited Partnership (either because such amount is less than $100 or is in excess of a whole increment of $100) shall remain in such reinvestment account.

            (iii) A Limited Partner's cash distribution will be reinvested in a Subsequent Limited Partnership only if a registration statement covering interests in the Subsequent Limited Partnership is in effect under the Securities act of 1933, the offering of interests is qualified for sale under the applicable state securities laws and the Limited Partner meets the appropriate suitability standards. The General Partners may terminate their offering of interests in a Subsequent Limited Partnership at any time and will have no obligation to continue to offer interests or to permit reinvestment of Distributable Cash therein. In the event the General Partners or their Affiliates offer limited partnership interests in limited partnerships other than the Subsequent Limited Partnerships and provide Limited Partners the opportunity to reinvest cash distributions from the Limited Partnership in such limited partnerships, the terms and conditions of such reinvestment shall be determined by the General Partners or their Affiliates in their discretion (which may differ from the terms and conditions of reinvestment in Subsequent Limited Partnerships provided herein).

      Section 5.2.  Allocation of Profits and Losses
      ----------------------------------------------

      A. The Profits and Losses and each item of Income, gain, loss, cost, deduction and credit of the Limited Partnership shall be determined and allocated with respect to each Fiscal Year of the Limited Partnership as of, and within 75 days after, the end of such Fiscal Year.

      B. Direct Administrative Costs and General and Administrative Costs shall be allocated to, and borne by, the Partners as follows: 90% to the Limited Partners and 10% to the General Partners prior to, and 85% to the Limited
Partners and 15% to the General Partners after, Payout (as defined in the Production Partnership Agreement).

      C. Except as set forth in Section 5.2B, Profits and Losses and each item of Income, gain, loss, cost, deduction and credit of the Limited Partnership shall be allocated between the Partners and credited to or charged against their Capital Accounts in the following ratio:

       Limited Partners
       (including the General
       Partners to the extent
       they purchase Units)               99%

       Geodyne Properties and
       PW Energy (in the aggregate)        1%

      The General Partners shall allocate between themselves their aggregate Interest in a manner such that PW Energy shall be allocated a percentage equal to PW Production's percentage sharing ratio in the Production Partnership determined under Section 5.3B(i) of the Production Partnership Agreement, and the remaining amount shall be allocated to Geodyne Properties. The General Partners may amend this Agreement to provide for any different allocation between themselves at their discretion.

      D. The General Partners may not be required to contribute funds to the Limited Partnership to pay for Limited Partnership costs allocated to them except to the extent necessary to pay costs referred to in Section 5.2B.

      E. Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, the interest of the General Partners in each material item of Partnership Income, gain, loss, deduction or credit shall be equal to at least one percent of each such item at all times during the existence of the Partnership. In determining the General Partners' interest in such items for the purpose of this Section 5.2E, units of limited partnership interest owned by the General Partners shall not be taken into account.

      Section 5.3.  Determinations of Allocations and Distributions Among
                    Partners
      -------------------------------------------------------------------

      A. Except as set forth in Section 5.lA, all Distributable Cash distributed to the Limited Partners, as a class, and all Profits and Losses and each item of Income, gain, loss, cost, deduction or credit allocated to the Limited Partners, as a class, shall be distributed or allocated, as the case may be, to each Limited Partner in the ratio that the Capital Contribution of such Limited Partner bears to the total Capital Contributions of all Limited Partners.

      B. Distributable Cash, Profits and Losses and each item of Income, gain, loss, cost, deduction or credit distributed or allocated to the Partners shall be distributed or allocated, as the case may be, to the Persons who were Partners, subject to the provisions of Section 10.2 of this Agreement, as of the last day of the fiscal period for which the distribution or allocation is to be made, except that in any fiscal period in which a Partner sells, assigns or transfers all or any part of such Partner's Interest to any Person who during the fiscal period is admitted as a Substituted Partner, the Distributable Cash, Profits and Losses and each item of Income, gain, loss, cost, deduction or credit attributable to the Interest so sold, assigned or transferred shall be allocated between the transferor and the transferee on the basis of the number of days in the fiscal period before the admission, and on and after the admission, of the transferee as a Substituted Partner; provided, however, that the Distributable Cash attributable to a Sale of a Producing Property by the Production Partnership shall be distributed to those Partners who are Partners on the day the distribution of such Distributable Cash occurs. The General Partners shall inform the Limited Partners of the occurrence and terms of any such Sale by the Production Partnership as soon as practicable after such Sale has been consummated.

      C. The Limited Partnership's share of the Production Partnership's adjusted basis in each of its Producing Properties (allocated pursuant to the Managing Partners' and the Limited Partnership's interests in Production Partnership capital at the date of acquisition of the respective Producing Properties) shall be allocated pursuant to Section 613A(c) (7) (D) of the Code among the Partners in proportion to the interest of each in the

Limited Partnership capital ultimately used to acquire that property.

      D. All items of Income, gain, loss, deduction and credit allowable for Federal income tax purposes and all recapture of such deductions and credits shall be allocated and charged or credited to the Partners in the same manner that the revenues, costs or expenses giving rise to such items of Income, gain, loss, deduction and credit are allocated and charged. Federal income tax deductions for cost or percentage depletion with respect to any Producing Property shall be determined at the Partner level and shall be determined in the case of percentage depletion on the same basis that Income from the Producing Property is allocated.

      E. The Capital Account of each Partner shall be credited or debited with its Capital Contribution and distributions of Distributable Cash, by the adjusted basis of partnership property distributed in kind and with its share of Income, gain, loss, and deductions of the Limited Partnership. Solely for purposes of making adjustments to Capital Accounts, the Limited Partnership shall compute a simulated depletion allowance on each oil and gas property using that method, as between the cost depletion method or the percentage depletion method (without regard to limitations which could apply to less than all the Partners such as the quantity limitations of Code Section 613A(c)(3)) which results in the greatest simulated depletion allowance. The Limited Partnership's simulated depletion allowance shall reduce each Partner's Capital Account in the same proportion as such Partner's share of the adjusted basis of such property as determined in Section 5.3C above. In no event shall the Limited Partnership's aggregate simulated depletion allowances with respect to a property exceed the Limited Partnership's adjusted basis in such property (maintained solely for Capital Account purposes). Upon the taxable disposition of all oil or gas property by the Limited Partnership, the Limited Partnership's gain or loss shall be determined (solely for Capital Account purposes) by subtracting its adjusted basis in such property (maintained solely for Capita1 Account purposes) from the amount realized from such disposition. Any resultant simulated gain shall be allocated to the Partners in the same manner as that portion of the amount realized from such disposition which exceeds the Limited Partnership's adjusted basis in such property (maintained solely for Capital Account purposes) is allocated to the Partners and shall increase such Partners' Capital Accounts accordingly. Any resultant simulated loss shall be allocated to the Partners in the same proportion as such Partners (or their predecessors in interest) were allocated adjusted basis under Section 5.3C with respect to such property and shall reduce such Partners' Capital Accounts accordingly.

      F. The Capital Accounts of those Partners which are charged with an expense shall be credited with any portion of that expense which is finally determined, judicially or administratively, to be nondeductible for Federal income tax purposes, less any amortization or depreciation thereof incurred prior to the date that the credit is made.

                                   ARTICLE SIX
                 Non-Transferability of General Partner Interest
                 -----------------------------------------------

      Section 6.1.  Non-Transferability of General Partner Interest
      -------------------------------------------------------------

      Except as provided in Section 6.2B, a General Partner (including by definition any successor General Partner) shall not have the right to retire, withdraw, transfer or assign its General Partner Interest, except that there may be substituted in its stead as General Partner any entity that has, by merger, consolidation or otherwise, acquired substantially all of its assets or capital stock and continued its business.

      Section 6.2.  Removal of General Partners
      -----------------------------------------

      A. Subject to Section 11.3 of this Agreement, upon the Consent of more than 50% in Interest (as to capital and Profits and Losses) of the Limited Partners

            (i) the power shall be vested in the Limited Partners to (a) remove any or all General Partners and (b) cause the General Partners, on behalf of the Limited Partnership, to Remove any Managing Partner.

            (ii) (a) The power shall be vested in each General Partner to Remove the other General Partner, and pursuant to Section l0.1A of this Agreement admit a successor general partner, for "Cause" as defined in Section 6.2A(ii)(b), but for no other reason.

                  (b) "Cause" for purposes of Section 6.2A(ii)(a) shall be deemed to exist only (i) when a court of competent jurisdiction shall have made a final determination (which determination is not successfully appealed) that a General Partner has been guilty of gross negligence, fraud, intentional misconduct or similar breach of fiduciary responsibility in carrying out its duties as a General Partner, or (ii) a General Partner is dissolved or liquidated on account of insolvency or any other event occurs resulting in the appointment of a trustee or receiver who acquires control of the affairs of such General Partner for the purpose of dissolution or liquidation on account of insolvency, and such trustee or receiver is not dismissed within 90 days after appointment of such trustee or receiver, or (iii) (a) a report on the audited financial statements of a General Partner and its consolidated corporate affiliates is issued by the independent accountants for such General Partner that is qualified on a going concern basis, or (b) either General Partner requests an audit to be performed of the other General Partner and its consolidated corporate affiliates by the independent accountants for the other General Partner (the expense of such audit being paid by the General Partner requesting the audit), and such audit results in the issuance of an opinion with respect to the financial statements of the other General Partner and its consolidated corporate affiliates for the period ending, and as of, the most recent date feasible, that is qualified on a going concern basis.

      B. (i) In the event that a General Partner is Removed by the Limited Partners or the other General Partner, the Removed General Partner's Interest in the Limited Partnership shall be transferred to the other General Partner, and the other General Partner shall assign to the Removed General Partner a portion of Limited Partnership Income, costs and Distributable Cash as and when such items are allocated or distributed, as the case may be, by the Limited Partnership equal to the percentage interest of the Removed General Partner in the Limited Partnership prior to its Removal.

            (ii) If the Limited Partners elect to Remove a sole General Partner as permitted under this Section, and further elect to continue the business of the Limited Partnership with one or more successor General
      Partners, the removed General Partner shall not be Removed until a successor General Partner has been selected by the Limited Partners and admitted to the Limited Partnership pursuant to Section 10.2 of this Agreement.

            (iii) In the event the sole General Partner is Removed by the Limited Partners and a successor General Partner selected, the incoming General Partner and the Removed General Partner shall, by mutual agreement, select an independent petroleum consultant to value the Removed General Partner's Interest in the Limited Partnership. In determining the value of the General Partner's Interest, the independent consultant will take into account appropriate discount factors in light of the risk of recovery of oil and gas reserves, and, in any event, will utilize a "risk factor" discount no less than that utilized in the most recent offer extended pursuant to Section 7.5 of the Agreement, if any. The incoming General Partner, or the Limited Partnership, shall have the option to purchase at least 20% of the interests of the Removed General Partner for the value determined by the independent appraisal. The Removed General Partner's Interest in the Limited Partnership shall be transferred to the successor General Partner, and the successor General Partner shall assign to the Removed General Partner a portion of Limited Partnership Income, costs and Distributable Cash as and when such items are allocated or distributed, as the case may be, by the Limited Partnership equal to the percentage interest of the Removed General Partner in the Limited Partnership prior to Removal, less the portion purchased by the successor General Partner or the Limited Partnership.

            (iv) If the Limited Partners have Removed a General Partner, the power shall be vested in the Limited Partners to Consent to the admission of a successor General Partner meeting the requirements of Section 6.2B(v) of this Agreement to take the place of a Removed General Partner upon the consent of more than 50% in Interest (as to capital and Profits and Losses) of the Limited Partners.

            (v) If there is admitted to the Limited Partnership a successor General Partner, such admission shall not become effective unless the Limited Partnership shall have received a certificate, duly executed by or on behalf of such proposed successor General Partner, to the effect that:
      (a) it is experienced in performing (or employs sufficient personnel who are experienced in performing) functions of the type then being performed by the Removed General Partner and (b) it has a net worth, together with the net worth of any remaining General Partner, sufficient to satisfy the net worth requirements of the Code, Treasury Regulations, the Internal Revenue Service or the courts applicable to a general partner in a limited partnership in order to ensure that the Limited Partnership will not fail to be classified for Federal income tax purposes as a partnership.

            (vi) Notwithstanding Section 3.7B, any General Partner who shall be Removed from the Limited Partnership shall be released by the remaining General Partner and any successor General Partner from all liability for Limited Partnership debts and obligations incurred by the Limited Partnership prior to the time of such Removal.

      Section 6.3.  Incapacity of a General Partner
      ---------------------------------------------

      A. In the event of the Incapacity of a sole General Partner, the Limited Partnership shall be dissolved. However, within 90 days thereafter the remaining Partners may elect to reconstitute the Limited Partnership prior to application of the liquidation provisions of Section 8.2.

      B. Upon the Incapacity of a General Partner, the Person who is its legal representative shall have all the rights of a General Partner for the purpose of settling or managing its estate and such power as the Incapacitated General Partner possessed to assign all or any part of its Interest and to join with such assignee in satisfying conditions precedent to such assignee becoming a Substituted Partner.

      Section 6.4. Termination of Contracts with General Partner or Managing Partners
      --------------------------------------------------------------

      Subject to and upon fulfilling the conditions of Section 11.3, the power shall be vested in the Limited Partners to terminate any or all contracts between the General Partners or any Affiliate and the Limited Partnership, or to cause the General Partners, on behalf of the Limited Partnership, to terminate any contracts between the Managing Partners or any Affiliate and the Production Partnership, and select, or cause the General Partners, on behalf of the Limited Partnership, to select, as the case may be, a replacement Person therefor upon the Consent of more than 50% in Interest of the Limited Partners.

                                  ARTICLE SEVEN
                  Transferability of Limited Partner's Interest
                  ---------------------------------------------

        Section 7.1.  Transferability of Limited Partner's Interest
        -----------------------------------------------------------

      A. A Limited Partner shall not have the right to retire or withdraw from the Limited Partnership. Except as provided in this Section 7.1, a Limited Partner's Interest shall be transferable so long as the transfer is made in accordance with all applicable laws.

      B. In no event shall all or any part of a Limited Partner's Interest be assigned or transferred to a minor or an incompetent except in trust or by will or intestate succession or to any Person not qualified to hold interests in federal leases.

      C. No purported sale, assignment or transfer by a transferor after which the transferor would continue to hold an Interest representing a Capital Contribution of less than $1,000 will be permitted or recognized for any purpose without the Consent of the General Partners, which Consent shall be granted only for good cause shown.

      D. No sale, exchange, transfer or assignment of a Limited Partner's Interest shall be made if in the opinion of counsel to the Limited Partnership, such sale, exchange, transfer or assignment, would (i) cause the Limited Partnership to lose its status as a partnership for Federal income tax purposes, or (ii) violate the Securities Act of 1933, as amended, or any state securities or "blue sky" laws (including any investor suitability standard applicable to the Limited Partnership or the Interest to be sold, exchanged, transferred or assigned).

      Section 7.2.  Incapacity of Limited Partners
      --------------------------------------------

      If a Limited Partner becomes Incapacitated, the Person who is its legal representative shall have all the rights of a Limited Partner for the purpose of settling or managing its estate and such power as the Incapacitated Limited Partner possessed to assign all or any part of its Interest and to join with such assignee in satisfying conditions precedent to such assignee becoming a Substituted Limited Partner. The Incapacity of a Limited Partner shall not dissolve the Limited Partnership.

      Section 7.3.  Assignees and Substituted Limited Partners
      --------------------------------------------------------

      A. The Limited Partnership shall not recognize for any purpose any purported sale, assignment or transfer of all or any fraction of the Interest of a Limited Partner unless the provisions of Section 7.1 shall have been complied with and there shall have been filed with the Limited Partnership a dated Notification of such sale, assignment or transfer, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee and such Notification (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Agreement and
(ii) represents that such sale, assignment or transfer was made in accordance with all applicable laws and regulations. Any sale, assignment or transfer shall be recognized by the Limited Partnership as effective on the date of such Notification if the date of such Notification is within 30 days of the date on which such Notification is filed with the Limited Partnership, and otherwise shall be recognized as effective on the date such Notification is filed with the Limited Partnership.

      B. Any Limited Partner which shall assign all of its Interest shall cease to be a Limited Partner, except that, unless and until a Substituted Limited Partner is admitted in its stead, such assigning Limited Partner shall retain the statutory rights and obligations of a Limited Partner under the Act.

      C. A Person who is the assignee of all or any fraction of the Interest of a Limited Partner shall be subject to all the provisions of this Article Seven to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Interest.

      D. Any purchaser, assignee, transferee, donee, heir, legatee or other recipient of an Interest shall be admitted to the Limited Partnership as a Substituted Limited Partner only with the Consent of the General Partners, which Consent may be granted or withheld by the General Partners at their sole and absolute discretion.

      The admission of such Person as a substituted Partner shall be evidenced by the execution by a General Partner of a certificate evidencing the admission of such Person as a Limited Partner and an amendment to this Agreement executed by a General Partner on its own behalf, as well as on behalf of each other Limited Partner, pursuant to the power of attorney granted pursuant to Section
12.5 of this Agreement and recorded or filed in the proper records of the State.

      E. No Person shall become a Substituted Limited Partner until such Person shall have satisfied the requirements of Section 10.2; provided, however, that for the purpose of allocating Profits, Losses, and items of income, gain, loss, cost, deductions, credits and Distributable Cash, a Person shall be treated as having become, and as appearing in the records of the Limited Partnership as, a Limited Partner on such date as the sale, assignment or transfer to such Person was recognized by the Limited Partnership pursuant to Section 7.3A.

      F. Each Limited Partner shall indemnify and hold harmless the Limited Partnership, the General Partners and their Affiliates and every Limited Partner who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of or arising from any actual or alleged misrepresentation or misstatement of facts or omission to state facts made (or omitted to be made) by such Limited Partner in connection with any assignment, transfer, encumbrance or other disposition of all or any part of an Interest, or the admission of a Substituted Limited Partner to the Limited Partnership, against expenses for which the Limited Partnership or such other Person has not otherwise been reimbursed (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by it in connection with such action, suit or proceeding.

      G. At the end of each calendar quarter in which (i) a Substituted Limited Partner has been approved for admission by the General Partners or (ii) there has been any return of the Capital Contributions of the Limited Partners, the General Partners shall file an amended certificate of limited partnership with the appropriate authorities of each state in which the Limited Partnership transacts business for the purpose of adding as Substituted Limited Partners all assignees of Interests previously approved by the General Partners for admission as Substituted Limited Partners and for reflecting accurately the Capital Contributions of the Limited Partners.

      H. (i) Each Limited Partner represents and warrants that such person does not own, directly or indirectly, more than 20% of the outstanding stock of the General Partners or any of their Affiliates as defined in
      Section 1504(a) of the Code.

            (ii) Each Limited Partner further represents and warrants that the following statements are true: (a) if such Limited Partner is an individual, such Limited Partner is a U.S. citizen, and is 21 years of age or older; if such Limited Partner is a partnership or an association, all of its members are of such citizenship; if such Limited Partner is a corporation, it is authorized and otherwise duly qualified to hold an Interest in the Limited Partnership; (b) such Limited Partner has thoroughly read the Prospectus and this Agreement and understands the nature of the risks involved in the proposed investment; (c) such Limited Partner is experienced in investment and business matters; (d) such Limited Partner, or in the case of an IRA or Employee Benefit Plan (as those terms are defined in the Prospectus), each beneficiary of such Limited Partner has (x) a net worth, exclusive of home, furnishings and automobiles of at least $25,000 and had during the last tax year, or estimates that such Limited Partner will have during the current year, "taxable income" as defined in Section 63 of the Code, of $25,000 or more (income of $20,000 in California), or (y) a net worth, exclusive of home, furnishings and automobiles of at least $90,000 ($75,000 in California) or
      (z) satisfies any more restrictive suitability requirements imposed by applicable Blue Sky laws; (e) such Limited Partner recognizes that the Limited Partnership will be newly organized and will have no history of operations or earnings and is a speculative venture; (f) such Limited Partner understands that the transferability of such Limited Partner's Interest(s) in the Limited Partnership is restricted pursuant to the provisions of the Agreement and that such Limited Partner cannot expect to be able to liquidate such Limited Partner's investment readily in case of emergency; and (g) unless otherwise indicated in such Limited Partner's Subscription Agreement and Power of Attorney, such Limited Partner is the sole party in interest in such Limited Partner's Interest and, as such, is vested with all legal and equitable rights in such Interest.

            (iii) In the event that the General Partners believe any of the representations made by a Limited Partner in Section 7.3H were untrue at the time of such Limited Partner's acquisition of an Interest or if the General Partners believe any of the representations made in Section 7.3H(i) and (ii)(a) become untrue at any time during the time that such Limited Partner is a Limited Partner, the General Partners shall have the right, exercisable at their sole discretion, within 60 days after the receipt of knowledge of such untruth or the recognition of such belief, to buy such Limited Partner's Interest in the Limited Partnership at a purchase price calculated in a manner identical to the manner set forth in
      Section 7.5 of this Agreement. In the event that the General Partners believe the representation contained in Section 7.3H(ii) (g) has become untrue at any time with respect to a Limited Partner, such Limited Partner shall immediately file with the General Partners (i) a statement signed by the Limited Partner and the other interested parties setting forth the nature and the extent of the interest of each, and the nature of the agreement between them, and (ii) such other information, statements, and grants of powers of attorney as may be requested by the General Partners.

      The effective date of any purchase made pursuant to this Section shall be the first day of the calendar month during which the General Partners give notice to the Limited Partner of their desire to exercise their rights of purchase hereunder.

      Section 7.4.  Incapacity of a Limited Partner
      ---------------------------------------------
      Upon the Incapacity of a Limited Partner or upon the seizure of a Limited Partner's Interest in the Limited Partnership, the successor to such Limited
Partner's  Interest  ("Successor")  shall be deemed an assignee of such  Limited
Partner's Interest in the Limited Partnership and neither the Limited Partner nor the Successor shall have the right to demand immediate valuation and payment of such Limited Partner's Interest.

      Section 7.5.  Right of Presentment
      ----------------------------------

      A. Each Limited Partner who has subscribed for Units will have the option subject to the terms and conditions set forth in this Section 7.5 to require the General Partners to purchase all of such Limited Partner's Interest in the Limited Partnership, provided that the option may not be exercised after the date of any notice that will effect a dissolution and termination of the Limited Partnership pursuant to Section 8.1 of this Agreement. The obligation of each of PW Energy and Geodyne Properties to purchase Units shall be joint and several and shall be limited to an aggregate amount during any four consecutive fiscal quarters equal to 1% of the Limited Partners' Capital Contributions (exclusive of Capital Contributions made by either General Partner or an Affiliate in its capacity as a Limited Partner). The obligations of the General Partners hereunder shall be satisfied to the extent an Affiliate of a General Partner or an partnership sponsored by the General Partners or their Affiliates acquires tendered Units. A Limited Partner may exercise the Limited Partner's option only with respect to all of the Limited

Partner's Interest. Any such exercise shall be effected by a Notification thereof to the General Partners. Prior to the expiration of twelve months after the date on which 90% of the Limited Partners' Capital Contributions have been expended by the Production Partnership, such latter date being the "Valuation Date," such Limited Partner may, subject to the terms and conditions of this
Section 7.5, sell such Limited Partner's Interest to the General Partners at a purchase price equal to 75% of the Subscription amount therefor, less the amount of any distributions of Distributable Cash to such Limited Partner. Thereafter, each such Limited Partner may, subject to the terms and conditions of this
Section 7.5, tender such Limited Partner's Interest to the General Partners for purchase at a price determined in accordance with Section 7.5C of this Agreement.

      B. Each Limited Partner tendering an Interest who does not revoke such Limited Partner's election pursuant to Section 7.5D shall assign such Interest to the purchaser thereof pursuant to the power of attorney granted the General Partners in the Subscription Agreement and Power of Attorney executed by such Limited Partner. The purchase price for such Interests will be determined, as of the close of business of the last day of the calendar quarter (the "Effective Date"), with respect to all Interests tendered to the General Partners during each such calendar quarter after the Valuation Date.

      C. The purchase price to be paid for the Interest of any Limited Partner who tenders an Interest pursuant to this Section 7.5 after the Valuation Date will be determined by assuming the sale of all Production Partnership Property and the subsequent liquidation of the Production Partnership pursuant to Section
8.2 of the Production Partnership Agreement and the liquidation of the Limited Partnership pursuant to Section 8.2 of this Agreement. The hypothetical credit balance in a Limited Partner's Capital Account shall be the purchase price for such Limited Partner's Interest; provided, however, that such purchase price shall be reduced by an amount equal to 70% of the distributions of Distributable Cash received by such Limited Partner on or before the date the Limited Partner receives a check in payment for the Limited Partner's tendered Interest which is attributable to sales of Production Partnership Hydrocarbon production attributable to Proved Reserves since the date as of which the Production Partnership's Proved Reserves are calculated for purposes of this Section 7.5C. In order to value the sale proceeds to be received upon such assumed sale, the General Partners shall employ the petroleum engineering reports and other petroleum reserve information referred to in Section 9.4C of this Agreement for the end of the Fiscal Year preceding the applicable Effective Date. First, future gross revenues expected to be derived from the production and sale of the Proved

Reserves attributable to the Production Partnership Producing Properties will be estimated using either (i) escalations of future sales prices of Hydrocarbons supplied by the General Partners (the "Escalated Case") or (ii) only escalations of such future sales prices of Hydrocarbons permitted by Regulation S-X adopted by the Securities and Exchange Commission (the "SEC Case"), as the General Partners may determine in their discretion. Next, future net revenues will be calculated by deducting anticipated expenses (including operating expenses and other costs that will be incurred in producing and marketing such reserves and any gross production, excise, windfall profit or other taxes, other than Federal income taxes, based on the Hydrocarbon production of the Production Partnership or sales thereof) (using either (i) escalations of future costs supplied by the General Partners in the event the General Partners adopted the Escalated Case with respect to future sales prices of Hydrocarbons or (ii) constant future costs in the event the General Partners adopted the SEC Case with respect to future sales prices of Hydrocarbons) from estimated future gross revenues. Then the present worth of the future net revenues will be calculated by discounting the estimated future net revenues at either 10% (in the event the General Partners employed pricing criteria in accordance with the SEC case) or that rate per annum which is one (1) percentage point higher than the prime rate of interest of The Chase Manhattan Bank, N.A. or any successor bank, as such prime rate of interest is announced by said bank from time to time (in the event the General Partners employed pricing criteria in accordance with the Escalated
Case).  If the latter  interest  rate is used and  exceeds  11% per  annum,  the
General Partners will provide, for comparative purposes only, the repurchase price if computed based upon a 10% per annum discount rate. This amount will be reduced by an additional 30% to take into account the uncertainties attendant to the production and sale of Hydrocarbon reserves and other unforeseen contingencies. This reduced amount is subject to upward or downward adjustment by the General Partners, in the event that during the period between the end of the Fiscal Year preceding the applicable Effective Date and such Effective Date, there has occurred any material increase or decrease in the current price of oil or gas or in the estimated amount of Production Partnership Proved Reserves thereof from the current oil and gas prices or the estimated Proved Reserves used in the above calculation of the present worth of the future net revenues. Salvage value of tangible equipment installed on the Production Partnership Wells and costs of plugging and abandoning the productive Production Partnership Wells, both discounted at the applicable aforementioned rate from the expected date of abandonment, will be estimated, and the Production Partnership's Producing Properties which do not have Proved Reserves attributable to them but which have not been condemned will have such reserves valued at their then fair value as determined by an independent petroleum engineering firm. The Production Partnership's cash on hand, prepaid expenses, accounts receivable (less a reasonable reserve for doubtful accounts) and the market value of its other assets as determined by a qualified independent appraiser will be added to the value of the Production Partnership's Producing Properties thus determined, to arrive at the Production Partnership's hypothetical sale proceeds for purposes of this Section 7.5C.

      D. Within sixty (60) days after the applicable Effective Date, the General Partners will deliver to each Limited Partner who has tendered such Limited Partner's Interest to the General Partners during the calendar quarter ending on such Effective Date a check in the amount of the purchase price for such Interest together with a statement evidencing that such price has been determined in accordance with the provisions of Section 7.5C. The statement will show which portion of the purchase price is represented by the value of the Proved Reserves and by each of the other classes of Production Partnership assets and liabilities attributable to the account of the Limited Partnership and, by virtue of a Limited Partner's Interest in the Limited Partnership, attributable to the account of the Limited Partner. The Limited Partner will then have thirty (30) days after receipt of payment for such Interest from a General Partner to revoke, by notice to the General Partners and return of such check, the sale of such Limited Partner's Interest. If the Limited Partner does not timely revoke such Limited Partner's intention to sell, the assignment of such Limited Partner's Interest to the purchaser of such Interest will be executed on such Limited Partner's behalf by a General Partner as attorney in fact; provided, however, that the obligation of the General Partners to purchase the Interests tendered by the Limited Partners shall be limited during any four consecutive fiscal quarters to an amount not in excess of 1% of the Limited Partners' Capital Contributions (exclusive of Capital Contributions made by the General Partners or their Affiliates as Limited Partners). Moreover, the General Partners will not be obligated to buy any Units pursuant to such right if such purchase, when added to the total of all other Sales or other dispositions of Interest within the preceding 12 months, would result in the Limited Partnership being considered to have terminated within the meaning of Section 708 of the Internal Revenue Code of 1954, as amended, or would cause the Limited Partnership to lose its status as a partnership for Federal income tax purposes. If less than all of the Interests tendered are purchased, the Interests purchased will be selected by lot. The Limited Partners whose tendered Interests were rejected by reason of the foregoing limitations shall not be entitled to priority in the following quarter. Contemporaneously with the closing of any such sale, which shall not be earlier than 30 days after tender of the purchase price for an Interest to a Limited Partner, a General Partner, as attorney in fact for such Limited Partner, will execute such certificates or other documents and perform such acts as the General Partners deem necessary to effect the sale and transfer of the liquidating Limited Partner's Interest to the purchaser and to preserve the limited liability status of the Limited Partnership under the laws of the jurisdictions in which it is doing business.


                                  ARTICLE EIGHT
                    Dissolution, Liquidation and Termination
                    ----------------------------------------
                           of the Limited Partnership
                           --------------------------

      Section 8.1.  Events Causing Dissolution
      ----------------------------------------

      A. The Limited Partnership shall be dissolved upon the happening of any of the following events:

            (i) the expiration of its term, without any continuation thereof as set forth in Section 2.4 of this Agreement;

            (ii) the Incapacity of the sole General Partner. However, within ninety days thereafter the remaining Partners may elect to reconstitute the Limited Partnership prior to application of the liquidation provisions of Section 8.2;

            (iii) the Sale or other disposition at one time of all or substantially all of the assets of the Limited Partnership existing at the time of such Sale (including the liquidation or redemption other than in kind of its interest in the Production Partnership);

            (iv) the election to dissolve the Limited Partnership (a) by the General Partners (which election shall be Consented to by more than 50% in Interest of the Limited Partners), or (b) by the Consent of more than 50% in Interest of the Limited Partners;

            (v) ninety days after the Removal of the sole General Partner (unless a successor is elected pursuant to Section 6.2 of this Agreement);

            (vi) the dissolution and liquidation of the Production Partnership without the continuance of its business by the Limited Partnership pursuant to Section 4.2A(ii) of this Agreement; or

            (vii) the happening of any other event causing the dissolution of the Limited Partnership under the laws of the State, except that the Incapacity of any Limited Partner shall not dissolve the Limited Partnership and the seizure of the Interest of any Partner shall not dissolve the Limited Partnership.

      B. Dissolution of the Limited Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Limited Partnership shall not terminate until the General Partners have recorded a notice of dissolution of the Limited Partnership with the office of the Secretary of State of the State and shall have complied with the laws of the other states in which its does business and the assets of the Limited Partnership have been distributed as provided in Section 8.2.

      C. Nothing contained in this Agreement shall impair, restrict or limit the rights and powers of the Partners under the laws of the State or any other jurisdiction in which the Limited Partnership is doing business to reform and reconstitute themselves as a limited partnership following dissolution of the Limited Partnership either under provisions identical to those set forth herein or under any other provisions.

      Section 8.2.  Liquidation
      -------------------------

      A. Upon dissolution of the Limited Partnership, its liabilities shall be paid in the order provided herein. The General Partners shall either distribute in kind or sell the Limited Partnership's property so that such disposition is in the best interests of the Limited Partners, and shall execute all amendments terminating the Limited Partnership. In connection with any such Sale, the General Partners shall attempt to obtain the best prices for such property. Pending such Sales, the General Partners shall have the right to continue to operate and otherwise to deal with Limited Partnership property. In the event the Limited Partnership is dissolved on account of the Incapacity or Removal of the sole General Partner, the Limited Partnership shall elect, in accordance with the provisions of Article Eleven, a person (the "Liquidating Agent") to perform the function of a General Partner in liquidating the assets of the Limited Partnership and winding up its affairs, and shall pay to such Liquidating Agent its reasonable fees and expenses incurred in connection therewith. Gain or loss realized on the Sale or other disposition of the Limited Partnership's assets will be credited to (in the case of gain) or charged against (in the case of loss) each Partner's Capital Account to the extent allocable to such Partner under Sections 5.2 and 5.3 of this Agreement. In the event of a distribution in kind of (a) any property other than an interest in a Producing Property, each Partner's Capital Account shall be debited with the portion of the Limited Partnership's adjusted basis thereof attributable to the interest therein distributed to it and (b) any Producing Property or an interest in any Producing Property, each Partner's Capital Account shall first be credited or debited with its share of the unrealized appreciation or depreciation in the fair market value of said Producing Property or interest in said Producing Property. Each Partner's share of said unrealized appreciation or depreciation shall be equivalent to its share (allocated pursuant to Sections
5.2 and 5.3 of this Agreement) of the gain or loss on an actual Sale of such Producing Property or interest therein. The Capital Account of each Partner to whom a Producing Property or an interest in a Producing Property is distributed shall be debited with the fair market value of the Producing Property distributed to it. No Partner shall be distributed an interest in any asset if the distribution would result in a deficit balance or increase the deficit balance in its Capital Account (after making the adjustments referred to in this Section 8.2A relating to distribution in kind). Any liquidation of the Limited Partnership shall take place out of court and without application being made therefor to the Secretary of State of the State.

      B. In settling accounts after dissolution, the assets of the Limited Partnership shall be paid out in the following order: (i) to third party creditors, in the order or priority as provided by law; (ii) to the General Partners and any Liquidating Agent for any expenses of the Limited Partnership paid by or payable to them to the extent they are entitled to reimbursement therefor pursuant to this Agreement; (iii) to all of the Limited Partners in the amount equivalent to the amount of their positive Capital Account balances (as adjusted pursuant to Section 8.2A of this Agreement) on the date of distribution; (iv) to the General Partners in the amount equivalent to the amount of their positive Capital Account balances (as adjusted pursuant to Section 8.2A of this Agreement) on the date of distribution; and (v) the balance shall be paid to the Partners in the manner provided for by Sections 5.2 and 5.3 of this Agreement with respect to Distributable Cash.

      C. In the event that following the final distribution under Section 8.2B the General Partners have a deficit balance in their Capital Account balances, they shall contribute cash to the Limited Partnership necessary to eliminate said deficit balance, which amount shall be distributed to the other Partners to the extent of their remaining positive Capital Account balances.

      D. Notwithstanding anything to the contrary in this Agreement, upon the dissolution and termination of the Partnership, the General Partners will contribute to the Partnership the lesser of: (a) the deficit balances in their capital accounts; or (b) the excess of 1.01 percent of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partners.


                                  ARTICLE NINE
               Books and Records; Accounting; Tax Elections; etc.
               --------------------------------------------------

      Section 9.1.  Books and Records
      -------------------------------

      The books and records of the Limited Partnership, including information relating to the sale by the General Partners or any Affiliates of goods or services to the Limited Partnership, and a list of the names and addresses and Interests of all Limited Partners, shall be maintained by the General Partners at the principal office of the Limited Partnership for a period of five years following the close of the Fiscal Year to which they relate and shall be available for examination there by any Partner or its duly authorized representatives at any and all reasonable times. Any Partner, or its duly authorized representatives, upon paying the costs of collection, duplication and mailing, shall be entitled for any proper purpose to a copy of the list of names and addresses and Interests of the Limited Partners. The Limited Partnership may maintain such other books and records and may provide such financial or other statements as the General Partners in their discretion deem advisable.

      Section 9.2.  Accounting Basis for Tax and Reporting Purposes;
                    Fiscal Year
      --------------------------------------------------------------


      The books and records of the Limited Partnership for tax purposes, for purposes of this Agreement and for the purpose of reports to the Partners, shall be kept on the cash or accrual basis, as the General Partners shall determine. The Fiscal Year of the Limited Partnership shall be the calendar year to the extent permissible and the General Partners shall use their best efforts to obtain any necessary approvals therefor.

      Section 9.3.  Bank Accounts
      ---------------------------

      The General Partners shall maintain a bank account or accounts to be maintained by the General Partners on behalf of the Limited Partnership with any bank in the United States having total assets in excess of $100,000,000. The General Partners shall not deposit Limited Partnership funds in an account with any bank in an aggregate amount in excess of 5% of such bank's total assets. Withdrawals shall be made only in the regular course of the Limited Partnership's business on such signature or signatures as the General Partners may determine. All deposits and other funds not needed in the operation of the business may be deposited in interest-bearing accounts, certificates of deposit, money market funds (including those managed or marketed by the Dealer Manager or its Affiliates) or invested in short-term United States Government obligations maturing within one year, commercial paper of United States corporations having the highest credit rating granted by Moody's Investors Services, Inc. or Standard & Poors Corporation, or other similar highly liquid investments.

      Section 9.4.  Reports
      ---------------------

      A. The General Partners shall close the Limited Partnership's books of account promptly at the close of each Fiscal Year and an annual examination of the Limited Partnership's financial statements shall be performed at the expense of the Limited Partnership by the Accountants. The General Partners shall furnish to the Limited Partners an annual report within 90 days after the close of each Fiscal Year of the Limited Partnership commencing with the Fiscal Year in which the Limited Partnership was Activated. If requested by a Limited Partner, the General Partners shall also furnish such Partner with a report within 60 days after the end of the first six months of the Fiscal Year in which such request was made, or within 60 days after the request is made, whichever is later. Such report will contain at least the following information:

            (i) Financial statements for the Limited Partner-ship's and the Production Partnership's accounts, including a balance sheet, statement of income, statement of changes in partners' capital and statement of changes in financial position prepared on an accrual basis in accordance with generally accepted accounting principles and accompanied by a report of the Accountants together with their opinion thereon, except that the semiannual financial statements need not be audited;

            (ii) A summary itemization, by type and/or classification, of the total fees and compensation, including any overhead reimbursement, paid by the Limited Partnership or Production Partnership or indirectly on their behalf, to any General Partner or Managing Partner and any Affiliate;

            (iii) A description of each Producing Property acquisition, including the costs therefor, in which the Production Partnership owns an interest, except succeeding reports need contain only material changes (including all farmouts, development drilling, improved recovery operations and abandonments), if any, regarding Producing Properties already reported upon. In the case of wells that have been abandoned after production has commenced, a statement justifying such abandonment shall be included if a General Partner or an Affiliate is the operator. In the case of farmouts, the statement shall include a justification of the farmout, location, time, to whom made, and a general description of terms;

            (iv) A schedule reflecting a list of the wells drilled by the Production Partnership on behalf of the Limited Partnership and the costs thereof;

      B. Within 60 days after the end of each fiscal quarter each Limited Partner will receive a "participant statement" which summarizes his interest in the Limited Partnership. The participant statement will detail the Limited Partner's cash receipts and disbursements for the Limited Partner's Interest in the Limited Partnership.

      C. Within 90 days after the end of the Fiscal Year following the Fiscal Year in which Activation of the Limited Partnership occurs, and annually thereafter, the General Partners shall furnish to the Limited Partners a computation as of the end of the immediately preceding Fiscal Year, based upon engineering reports prepared by one or more qualified independent petroleum engineering firms with respect to Producing Properties containing Proved Reserves equal to at least 80% of the Proved Reserves of the Production
Partnership (with the computation as to any balance of the Production Partnership's Proved Reserves being based upon petroleum engineering reports prepared by a General Partner or an Affiliate), of the total estimated Proved Developed Producing Reserves, Proved Developed Non-Producing Reserves and Proved Undeveloped Reserves owned by the Production Partnership, the estimated dollar value thereof stated in then existing prices and escalated prices (as provided by the General Partners). In addition, the computation shall include an estimate of the time required for the extraction of such reserves and the present worth of such reserves and the estimate shall contain a statement that because of the time period required to extract such reserves the present value of revenues to be obtained in the future is less than if immediately receivable.

      D. In addition to the report described in Section 9.4C of this Agreement, if an event occurs to the knowledge of the General Partners or their Affiliates leading to a reduction or an increase of such Reserves of more than 10 percent, excluding reduction as a result of normal production, an additional computation and estimate similar to that described in Section 9.4C shall be sent to each Limited Partner as soon as possible.

      E. By March 15 of each year, the General Partners will furnish a report to each Limited Partner containing such information as is pertinent for completion of its respective Federal, state, and other income tax returns.

      F. The General Partners shall file on a timely basis with the Securities and Exchange Commission all filings required to be made by the Limited Partnership and Production Partnership pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder. The General Partners shall make available to any Limited Partner upon the Limited Partner's request, copies of any report filed by or on behalf of the Limited Partnership or the Production Partnership with the Securities and Exchange Commission. The General Partners shall cause a copy of the report sent to the Limited Partners under paragraphs A, C, D and E hereof to be sent to the California Commissioner of Corporations.

      G. The General Partners agree to make all relevant financial and engineering reports available for review by a Limited Partner on request at the offices of the Limited Partnership.

      Section 9.5.  Elections
      -----------------------

      The General Partners shall cause the Limited Partnership to make all elections required or permitted to be made by the Limited Partnership under the Code and not otherwise expressly provided for in this Agreement, in the manner that the General Partners believe will be most advantageous to Limited Partners, except that (i) the General Partners shall not be required to make an election under Section 754 of the Code or corresponding provisions of applicable state income tax laws, and (ii) the General Partners shall make the election under Section 263(c) of the Code to expense all intangible drilling and development costs in the initial Limited Partnership Federal income tax return filed for the Fiscal Year in which such costs are incurred.

                                   ARTICLE TEN
                                   Amendments
                                   ----------

      Section 10.1.  Proposal and Adoption of Amendments Generally
      ------------------------------------------------------------

      A. Notwithstanding anything to the contrary contained herein, the General Partners may, without prior notice or consent of any Limited Partner, amend any provision of this Agreement (including an amendment to admit an additional General Partner or a successor General Partner in the event of the Removal of a General Partner by the other General Partner) if, in their opinion, such amendment does not have a material adverse effect upon the Limited Partners. Each Limited Partner hereby consents in advance to the admittance of such additional or successor General Partner for purposes of Section 10 of the Act. Such amendment shall thereafter be disclosed to the Limited Partners within a reasonable time thereafter. Amendments to this Agreement to reflect the addition or substitution of a Limited Partner or the admission of a successor General Partner shall be made at the time and in the manner referred to in Section 10.2. Any other amendment to this Agreement may be proposed by the General Partners or at least 10% in interest (as to capital and Profits and Losses) of the Limited Partners. The Partner or Partners proposing such amendment shall submit a Notification containing (a) the text of such amendment, (b) a statement of the purpose of such amendment, and (c) an opinion of counsel obtained by the Partner or Partners proposing such amendment to the effect that such amendment is permitted by the Act, will not impair the limited liability of the Limited
Partners, and will not adversely affect the classification of the Limited Partnership as a partnership for Federal income tax purposes. The General Partners shall, within 15 days after receipt of any proposal under this Section l0.lA, give Notification to all Partners of such proposed amendment, of such statement of purpose and of such opinion of counsel, together, in the case of an amendment proposed by other Partners, with the views, if any, of the General Partners with respect to such proposed amendment.

      B. Amendments to this Agreement shall be adopted if: (i) in the case of amendments referred to in Section l0.2A, the conditions specified in Section 7.3 shall have been satisfactorily completed and the Limited Partnership shall not have been furnished with an opinion of counsel to the Limited Partnership to the effect that such amendment will adversely affect the classification of the Limited Partnership as a partnership for Federal income tax purposes; (ii) in the case of amendments referred to in Section l0.2B, the conditions specified in
Section 6.2 shall have been satisfactorily completed; or (iii) in the case of all other amendments, such amendment shall have been Consented to by more than 50% in Interest (as to capital and Profits and Losses) of the Limited Partners (unless such Consent is not required pursuant to Section l0.lA of this
Agreement); provided, however, that no such amendment may: (a) enlarge the obligations of any Partner under this Agreement or convert the Interest of any Limited Partner into the Interest of a General Partner or modify the limited liability of any Limited Partner without the Consent of such Partner; (b) modify the method provided in Article Five of determining and allocating or distributing, as the case may be, Profits, Losses, Distributable Cash and each item of Income, gain, loss, cost, deduction or credit without the Consent of each Partner adversely affected by such modification; (c) amend Sections 4.9, 4.10, 6.1 or 6.2 without the Consent of the General Partners; or (d) amend Sections 2.3, 4.3, 4.4, 4.5, 4.6, this Article Ten or Section 11.3 without the Consent of at least 66% in Interest of the Limited Partners.

      C. Upon the adoption of any amendment to this Agreement, the amendment shall be executed by the General Partners, on their own behalf and as attorney-in-fact for all of the Limited Partners pursuant to the power of attorney granted in Section 12.5 of this Agreement, and shall be recorded in the proper records of the State and any other state in which the Limited Partnership is then doing business.


      Section 10.2.  Amendments on Admission or Removal of Partners
      -------------------------------------------------------------

      A. If this Agreement shall be amended to reflect the admission or substitution of a Limited Partner, the amendment to this Agreement may be adopted by either of the General Partners, the Person to be substituted or added, and the assigning Limited Partner. Any such amendment shall be executed on behalf of all Partners but may be executed by the substituted or added Partner, the assigning Partner, and either of the General Partners, individually and on behalf of all of the other Partners pursuant to the power of attorney granted in
Section 12.5 of this Agreement.

      B. If this Agreement shall be amended to reflect the Removal of a General Partner and the continuation of the business of the Limited Partnership, such amendment shall be signed by the remaining or successor General Partner and by the Removed General Partner. Any such amendment which reflects the admission of a successor General Partner shall be executed on behalf of all other Partners pursuant to the power of attorney granted in Section 12.5 of this Agreement.

      C. No Person shall become a Partner, except the Initial Limited Partner and an Additional Limited Partner, unless such Person shall have: (i) become a party to, and adopted all of the terms and conditions of, this Agreement; (ii) if such Person is other than an individual, provided upon request the General Partners with evidence satisfactory to counsel for the Limited Partnership of such Person's authority to become a Partner under the terms and provisions of this Agreement; and (iii) if requested, paid all reasonable legal fees of the Limited Partnership and the General Partners and filing and publication costs in connection with such Person's becoming a Partner.

                                 ARTICLE ELEVEN
                          Consents, Voting and Meetings
                          -----------------------------

      Section 11.1.  Method of Giving Consent
      ---------------------------------------

      Any Consent required by this Agreement may be given by a Limited Partner as follows: (i) at a meeting, in person, by a written proxy or signed writing directing the manner in which it desires that its vote be cast, which writing must be received by the General Partners prior to such meeting, or (ii) without a meeting, by a signed writing directing the manner in which it desires that its vote be cast, which writing must be received by the General Partners prior to the date upon which the vote of Limited Partners are to be counted. Any Partner may waive notice of or attendance at any meeting of the Partners and may execute a signed written consent. Only the votes of Limited Partners of record on the date of Notification, whether at a meeting or otherwise, shall be counted. The laws of the State pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by Limited Partners.

      Section 11.2.  Meetings of Partners
      -----------------------------------

      The General Partners may at any time call a meeting of the Limited Partners or for a vote, without a meeting, of the Limited Partners on matters upon which the Limited Partners are entitled to provide their Consent, and shall call for such a meeting or vote upon receipt by the General Partners of a request therefor made by at least 10% in Interest (as to capital, Profits and Losses) of the Limited Partners as of the date of receipt of such Notification. Within 15 days of the receipt of the Notification, the General Partners shall notify all Limited Partners of record as of the date of the Notification as to the time and place of the meeting, if called, and the general nature of the business to be transacted thereat, or if no such meeting has been called, of the matter or matters to be voted upon and the date upon which the votes will be counted. Any Limited Partnership meeting or the date upon which such votes, without a meeting, will be counted (regardless of whether the General Partners have called for such meeting or vote upon the request of Limited Partners or have initiated such event without such request) shall be not less than 30 or more than 60 days following mailing of the Notification thereof by the General Partners. All expenses of the meetings, voting and such Notification shall be borne by the Limited Partnership.

      Section 11.3.  Limitations on Requirements for Consents
      -------------------------------------------------------

      Notwithstanding anything to the contrary contained in this Agreement, the powers of the Limited Partners set forth in Sections 4.5E, 4.5F, 4.5G, 6.2A, 6.4 and 11.5 shall not be deemed to be granted to the Limited Partners or exercisable by them unless and until counsel for the Limited Partnership or counsel designated by at least 10% in Interest (as to capital and Profits and Losses) of the Limited Partners shall have delivered to the Limited Partnership an opinion to the effect that neither the grant nor the exercise of those powers is prohibited by the Act, will impair the limited liability of the Limited Partners or will affect the classification of the Limited Partnership as a partnership for Federal income tax purposes.

      Section 11.4.  Submissions to Limited Partners
      ----------------------------------------------

      The General Partners shall give all the Limited Partners Notification of any proposal or other matter required by any provisions of this Agreement or by law to be submitted for the consideration and approval of the Limited Partners. Such

      Notification shall include any information required by the relevant provision of the Agreement or by law.

      Section 11.5.  Acting without Concurrence of General Partners
      -------------------------------------------------------------

      Except as limited by Section 11.3 and 10.1(B), more than 50% in Interest (as to capital and Profits and Losses) of the Limited Partners, without the necessity for concurrence by the General Partners, may vote to:

      (a) amend the Agreement or cause the Production Partnership Agreement to be amended;

      (b) dissolve the Limited Partnership or cause the Production Partnership to be dissolved;

      (c) remove either of the General Partners or both or cause the Managing Partners of the Production Partnership to be removed and elect new General Partners or cause the Production Partnership to elect new Managing Partners;

      (d) approve or disapprove the sale of all or substantially all of the assets of the Limited Partnership or cause the Production Partnership to sell or not to sell all or substantially all of its assets; or

      (e) cancel or amend the terms of any contract for services with the General Partners or any Affiliate or cause the Production Partnership to do so, which shall be without penalty, provided 30 days written notice is given.


                                 ARTICLE TWELVE
                            Miscellaneous Provisions
                            ------------------------

      Section 12.1.  Notification to the Limited Partnership or
                     the General Partner
      ---------------------------------------------------------

      Any Notification to the Limited Partnership or the General Partners shall be sent to the principal office of the Limited Partnership, as set forth in this Agreement. Except as provided herein, any Notification to a Limited Partner shall be sent to its last known address.

      Section 12.2.  Binding Provisions
      ---------------------------------

      The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

      Section 12.3.  Applicable Law
      -----------------------------

      This Agreement shall be construed and enforced in accordance with the laws of the State.

      Section 12.4.  Separability of Provisions
      -----------------------------------------

      If for any reason any provision or provisions hereof which are not material to the purposes or business of the Limited Partnership or of the Limited Partners' Interests are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement that are valid.

      Section 12.5.  Appointment of the General Partners as Attorney-in-Fact
      ----------------------------------------------------------------------

      A. Each Limited Partner, by the execution of this Agreement by a General Partner on such Limited Partner's behalf pursuant to a power of attorney granted by such Limited Partner by means of such Limited Partner's execution of a Subscription Agreement and Power of Attorney, irrevocably constitutes and appoints each of the General Partners, its true and lawful agent and attorney-in-fact with full power and authority in its name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents, instruments and conveyances that may be necessary or appropriate to carry out the provisions or purposes of this Agreement, including without limitation: (i) all certificates and other instruments (including counterparts of this Agreement), and any amendment thereof, including any amendment substituting a Limited Partner pursuant to Section 7.3, that the General Partners deem appropriate to form, reform, qualify or continue the Limited Partnership (or a new partnership with substantially the same provisions as the Limited Partnership) as a limited partnership (or a partnership in which the Partners will have limited liability comparable to that provided by the Act) in the jurisdiction in which the Limited Partnership may conduct business; (ii) all amendments and other instruments necessary to admit into the Limited Partnership additional or substituted Partners pursuant to Section 10.2; (iii) all instruments that the General Partners deem appropriate to reflect a change or modification of the Limited Partnership in accordance with the terms of this Agreement (including those necessary to reflect additional Capital Contributions); and (iv) all conveyances and other instruments that the General Partners deem appropriate to reflect the dissolution and termination of the Limited Partnership.

      B. The appointment by all Limited Partners of each of the General Partners, as agent and attorney-in-fact, shall be deemed irrevocable and to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by this Agreement in any filing and other action by it on behalf of the Limited Partnership, and shall survive the Incapacity of any Person hereby giving such power and the transfer or assignment of all or any part of the Interest of such person; provided, however, that in the event of the transfer by a Limited Partner of all of its Interest, the foregoing powers of attorney of the transferor Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Limited Partnership as a Substituted Limited Partner and all required documents and instruments shall have been duly executed, filed and recorded to effect such substitution.

      Section 12.6.  Entire Agreement
      -------------------------------

      This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

      Section 12.7.  Paragraph Titles
      -------------------------------

      Article and section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

      Section 12.8.  Counterparts
      ---------------------------

      This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart except that no counterpart shall be binding unless signed by the General Partners.

                                    GEODYNE PROPERTIES, INC.

                                    By:   // Thomas W. Kitchin //
                                          -----------------------
                                          Thomas W. Kitchin, President

                                    PW ENERGY INC.

                                    By:   // Lawrence S. Kash //
                                          ---------------------
                                          Lawrence S. Kash, President

                                    WITHDRAWING AND INITIAL LIMITED
                                    PARTNER

                                    // Susan Layman //
                                    ------------------
                                    Susan Layman

                                    ADDITIONAL LIMITED PARTNERS.
                                    All those Additional  Limited Partners whose
                                    names,   places  of  residence  and  Capital
                                    Contributions appear on Schedule A, which is attached hereto and incorporated herein by reference, by Geodyne Properties, Inc. and PW Energy Inc. pursuant to a duly granted power of attorney.

                                    GEODYNE PROPERTIES, INC.

                                    By:   // Thomas W. Kitchin //
                                          -----------------------
                                          Thomas W. Kitchin, President

                                    PW ENERGY INC.

                                    By:   // Lawrence S. Kash //
                                          ----------------------
                                          Lawrence S. Kash, President

                                ACKNOWLEDGEMENTS

STATE OF OKLAHOMA )
                  )
COUNTY OF TULSA   )

      BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the County and State aforesaid, personally came and appeared Thomas
W. Kitchin who, after being duly sworn by me, did declare that he is the identical person who executed the foregoing Amended and Restated Agreement and Certificate of Limited Partnership of PaineWebber/Geodyne Energy Income Limited Partnership I-E, that he is the President of Geodyne Properties, Inc. and that by and with the authority of the Board of Directors of Geodyne Properties, Inc. and as attorney-in-fact for each Limited Partner he executed such Amended and Restated Agreement and Certificate as the free and voluntary act and deed of Geodyne Properties, Inc. and as attorney-in-fact for each Limited Partner for the purposes therein set forth and that he is familiar with statements contained therein and such statements are true.

      Subscribed, sworn to and acknowledged by said Thomas W. Kitchin on this 10th day of September, 1986.

                                        // Glenda Devore //
                                    ----------------------------
                                    Notary Public
My Commission Expires: 7/16/90



STATE OF NEW YORK       )
                        )  ss.
COUNTY OF NEW YORK      )

      BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the County and State aforesaid, personally came and appeared Lawrence
S. Kash who, after being duly sworn by me, did declare that he is the identical person who executed the foregoing Amended and Restated Agreement and Certificate of Limited Partnership of PaineWebber/Geodyne Energy Income Limited Partnership I-E, that he is the President of PW Energy Inc. and that by and with the authority of the Board of Directors of PW Energy Inc. and as attorney-in-fact for each Limited Partner he executed such Amended and Restated Agreement and Certificate as the free and voluntary act and deed of PW Energy Inc. and as attorney-in-fact for each Limited Partner he executed such Amended and Restated Agreement and Certificate as the free and voluntary act and deed of PW Energy Inc. and as attorney-in-fact for each Limited Partner for the purposes therein set forth and that he is familiar with statements contained therein and such statements are true.

      Subscribed, sworn to and acknowledged by said Lawrence s. Kash on this 9th day of September, 1986.


                                    // Christa M. Bowen //
                                    -----------------------
                                    Notary Public
My Commission expires:

August 31, 1988








STATE OF OKLAHOMA )
                  ) ss.
COUNTY OF TULSA   )

      BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the County and State aforesaid, personally came and appeared Susan Layman who, after being duly sworn by me, did declare that she is the identical person who executed the foregoing Amended and Restated Agreement and Certificate of Limited Partnership of PaineWebber/Geodyne Energy Income Limited Partnership I-E, that she executed such Agreement and Certificate as her free and voluntary act and deed for the purposes therein set forth and that she is familiar with the statements contained therein and such statements are true.

      Subscribed, sworn to and acknowledged by said Susan Layman on this 10th day of September, 1986.


                                      // Glenda Devore //
                                    ---------------------
                                    Notary Public

My Commission Expires:

7/16/90